Exhibit 99.1

NEWS ANNOUNCEMENT

Webcast/Conference Call TODAY, Monday, May 5 at 5:00 p.m. ET

WEBCAST LINK: www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN: 800/920-2977 or 212/231-2920 (international callers)

CALL REPLAY: 800/633-8284 or 402/977-9140, passcode: 21714378 (through May 12)

CARMIKE CINEMAS’ FIRST QUARTER REVENUE

RISES 22.9% TO $158.9 MILLION

Box Office Admissions Increase 20.4% and Attendance Rises 16.9%

Concession and Other Per Patron Spending Rises for 17th Consecutive Quarter

Definite Merger for Sale of Screenvision Announced

COLUMBUS, Georgia – May 5, 2014 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three-month period ended March 31, 2014, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended March 31
(in millions)	2014	2013
Total operating revenues	$158.9	$129.3
Operating income	8.1	3.4
Interest expense	13.1	12.3
Theatre level cash flow (1)	27.5	22.7
Net loss	(3.2)	(5.8)
Adjusted net loss (1)	(2.6)	(3.6)
Adjusted EBITDA (1)	20.7	17.2

(in millions)	Mar. 31, 2014	Dec. 31, 2013
Total debt(1)	$453.7	$455.3
Net debt(1)	$319.8	$311.4

(1)	Theatre level cash flow, adjusted net loss, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income and adjusted net income to net income for the three months ended March 31, 2014 and 2013, as well as a schedule of total debt and net debt as of March 31, 2014 and December 31, 2013, are included in the supplementary tables accompanying this news announcement.

“Carmike’s theatre circuit outperformed box office and attendance gains in Q1, as well as our 17th straight quarter of higher year-over-year concessions and other per patron spending,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer. “The Company’s per screen admissions revenue and attendance grew approximately 12% and 9%, respectively, versus the prior-year period. This compares to reported domestic industry box office revenue and attendance growth of approximately 6% and 5%, respectively, during the quarter.

“A more compelling, diverse and well-spaced film slate, versus the comparable period, positive contributions from the first full quarter of operating results from the nine theatres and 147 screens we acquired from Muvico in late 2013, as well as several recently opened Carmike locations, drove strong top line financial performance in Q1.

“Innovative concessions and promotional strategies combined with Carmike’s customer-centric focus on providing guests with an exceptional experience on every visit, continue to be key elements of our operating success. Concessions and other sales per patron increased over 8% to a Company record $4.52 in Q1 2014, further underscoring our achievements.

“During the quarter, we announced plans to open three state-of-the-art theatres in Fayetteville, NC, Spring Hill, TN and Traverse City, MI. We have a total of six announced locations under construction. Subsequent to quarter-end, we also completed a remodel of our Mount Lebanon, PA theatre in the Pittsburgh suburbs and opened the Tiger 13 in Opelika, AL, not far from the Auburn University campus. There are a number of other new-builds in the planning or advanced negotiations stages. We continue to actively search for acquisitive and organic growth opportunities that will help us achieve our circuit expansion target.

“Today’s announcement by National CineMedia to acquire Screenvision, of which Carmike owns approximately 19%, represents the successful culmination of nearly three years of incredibly hard work by Screenvision’s management team, associates, partners and owners. We are pleased to be joining the NCM network in the near term, and look forward to working with Kurt Hall and the other members of the merged organization’s management team.

“We believe that Carmike is well positioned to capitalize on future opportunities for circuit growth. Our balance sheet continues to strengthen and we have ample cash balances on hand with a very manageable debt level. In addition, our operating results continue to improve as evidenced by our significant year over year Q1 growth in operating income and bottom line results. We consider the recent ratings upgrade of our senior secured notes further recognition of the continued improvement in our financial position as we continue to identify and act on growth opportunities in 2014,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS

(unaudited)

	Three Months Ended March 31
	2014	2013
Average theatres	252	246
Average screens	2,660	2,480
Average attendance per screen(1)	5,104	4,687
Average admissions per patron(1)	$7.19	$7.02
Average concessions/other sales per patron(1)	$4.52	$4.18
Total attendance (in thousands)(1)	13,578	11,620
Total operating revenues (in thousands)	$158,924	$129,283

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Carmike generated another quarter of solid results, including increases in box office receipts of 20.4%, concessions and other revenue of 27.2% and total operating revenues of 22.9%. Average Q1 admissions per patron increased 2.4% to $7.19, while average concessions and other revenue per patron rose 8.1% to an all-time quarterly record of $4.52. In aggregate, during the 2014 first quarter Carmike guests spent $11.71 per visit to our entertainment complexes, also a record level.

“Carmike’s Q1 2014 film exhibition costs as a percentage of admissions revenues was 54.2%, compared to 53.1% in Q1 2013. The increase was largely due to higher film rent associated with top tier films compared to the year-ago period. Concession costs as a percentage of concessions and other revenue decreased from 12.3% in the first quarter of 2013 to 11.6% due primarily to a decrease in discount and other promotional activities.

“In an effort to enhance visibility into our theatre operating costs, we are now reporting separate line items for salaries and benefits, theatre occupancy costs and other operating costs on our consolidated statement of operations. These were previously included in other theatre operating costs. Salaries and benefits rose $3.2 million to $21.5 million and theatre occupancy costs rose $5.1 million to $20.4 million in Q1 2014 due primarily to recent acquisitions and new-builds. Other theatre operating costs were $29.4 million, compared to $23.8 million in the 2013 period, due primarily to incremental operating expenses resulting from our expanded circuit.

“General and administrative expenses were $7.5 million, versus $6.0 million in the 2013 period, partially due to outside professional fees. As expected, quarterly interest expense rose to $13.1 million, due principally to the assumption of long-term lease obligations associated with the acquired Muvico screens.

“Carmike’s Adjusted EBITDA rose 20.0% to $20.7 million and theatre level cash flow increased 21.3% to $27.5 million. At quarter-end we had $319.8 million of net debt, versus $311.4 million at December 31, 2013, reflecting an aggregate of capital leases and long-term financing obligations, plus senior notes. Carmike’s quarter-ending balance sheet included cash of $133.9 million. Our top priority for cash deployment remains circuit growth,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net loss is defined as net loss plus impairment of long-lived assets, merger and acquisition-related expenses, lease termination charges, and (gain) loss on sale of property and equipment, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax benefit, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus loss from unconsolidated affiliates, loss from discontinued operations, merger and acquisition-related expenses, lease termination charges, (gain) loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. The Company has 253 theatres with 2,670 screens in 37 states. The circuit includes 38 premium large format auditoriums featuring state-of-the-art technology and luxurious seating, including 23 “BigDs,” 13 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain,” Carmike’s primary focus is mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding box office performance, food and beverage strategies, circuit expansion, second quarter performance, the upcoming film slate, additional acquisition opportunities and the Company’s ability to complete future transactions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31
	2014	2013
	(Unaudited)	(Unaudited)
Revenues:
Admissions	$97,572	$81,055
Concessions and other	61,352	48,228

Total operating revenues	158,924	129,283
Operating costs and expenses:
Film exhibition costs	52,889	43,016
Concession costs	7,119	5,929
Salaries and benefits	21,534	18,359
Theatre occupancy costs	20,361	15,214
Other theatre operating costs	29,382	23,798
General and administrative expenses	7,498	6,015
Lease termination charges	—	3,063
Depreciation and amortization	11,771	10,201
(Gain) loss on sale of property and equipment	(67)	80
Impairment of long-lived assets	358	192

Total operating costs and expenses	150,845	125,867

Operating income	8,079	3,416
Interest expense	13,116	12,298

Loss before income tax and income from unconsolidated affiliates	(5,037)	(8,882)
Income tax benefit	(2,010)	(4,251)
Loss from unconsolidated affiliates	(85)	(1,015)

Loss from continuing operations	(3,112)	(5,646)
Loss from discontinued operations	(52)	(137)

Net loss	$(3,164)	$(5,783)

Weighted average shares outstanding:
Basic	22,821	17,547
Diluted	22,821	17,547

Net income per common share (Basic and Diluted):
Loss from continuing operations	$(0.14)	$(0.32)
Loss from discontinued operations, net of tax	—	(0.01)

Net loss per common share	$(0.14)	$(0.33)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Net loss	$(3,164)	$(5,783)
Income tax benefit	(2,010)	(4,251)
Interest expense	13,116	12,298
Depreciation and amortization	11,771	10,201

EBITDA	19,713	12,465
Loss from unconsolidated affiliates	85	1,015
Loss from discontinued operations	(52)	(137)
(Gain) loss on sale of property and equipment	(67)	80
Impairment of long-lived assets	358	192
Lease termination charges	—	3,063
Merger and acquisition-related expenses	614	531

Adjusted EBITDA	$20,651	$17,209

General and administrative expenses	6,884	5,484

Theatre level cash flow	$27,535	$22,693

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	Mar. 31, 2014	Dec. 31, 2013
Current maturities of capital leases and long-term financing obligations	$7,231	$6,870
Long-term debt	209,637	209,619
Capital leases and long-term financing obligations, less current maturities	236,804	238,763

Total debt	$453,672	$455,252
Less cash and cash equivalents	(133,910)	(143,867)

Net debt	$319,762	$311,385

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Net loss	$(3,164)	$(5,783)
Impairment of long-lived assets	358	192
(Gain) loss on sale of property and equipment	(67)	80
Lease termination charges	—	3,063
Merger and acquisition-related expenses	614	531
Tax effect of adjustments to net loss	(389)	(1,662)

Adjusted net loss(1)	$(2,648)	$(3,579)

Weighted average shares outstanding (basic)	22,821	17,547
Weighted average shares outstanding (diluted)	22,821	17,547
Adjusted net loss per share (basic and diluted)	$(0.12)	$(0.20)

(1)	Adjustments to net loss for the three months ended March 31, 2014 and 2013 are shown net of tax effect of 43.0% which represents the estimated combined federal and state tax rates for each period.

# # #